                                  EXHIBIT 24.1

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon VanGorp, Terry Schiff and Scott Siegler as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of
Stanwich Asset Acceptance Company, L.L.C.), to sign any or all amendments
(including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant on or about May 2, 2005, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                     TITLE       DATE
---------                     -----       ----

/s/ Bruce M. Rose             President   May 2, 2005
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/s/ Darren Fulco              Director    May 2, 2005
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